Exhibit 3.74
This is a copy of the code of By-Laws approved and adopted by the Directors of the corporation pursuant to Consent to Action without Meeting dated October 26, 1990.

/s/ Sonya W. Price

Secretary
BY-LAWS
OF
HEALTH SERVICES PERSONNEL, INC.
ARTICLE I
Offices
     Section 1. Principal Office. The principal office of the corporation shall be located at such place as the Board of Directors may fix from time to time.
     Section 2. Registered Office. The registered office of the corporation, which by law is required to be maintained within the State of North Carolina, may be, but need not be, identical with the principal office.
     Section 3. Other Offices. The corporation may have offices at such places, either within or outside the State of North Carolina, as the Board of Directors may from time to time determine or as the affairs of the corporation may require.
ARTICLE II
Meeting of Shareholders
     Section 1. Annual Meetings. The annual meeting of the shareholders for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held in the month of March of each year on any day except a Saturday, Sunday or legal holiday in that month, as determined by the Board of Directors.
     Section 2. Substitute Annual Meeting. If the annual meeting shall not be held on the day designated by these By-Laws, a substitute annual meeting may be called in the manner provided for the call of a special meeting in accordance with the provisions of Section 3 of this Article II and a substitute annual meeting so called shall be
     Section 3. Special Meetings. Special meetings of the shareholders may be called at any time by the President, or any two members of the Board of Directors, or by any shareholder pursuant to the written request of the holders of not less than one-tenth (l/10th) of all the shares to vote at the meeting.
     Section 4. Place of Meetings. All meetings of shareholders shall be held at the principal office of the corporation except that a meeting may be held at such other place, within or outside the State of North Carolina, as may be designated in a duly executed waiver of notice of such meeting or as may be otherwise agreed upon in advance by a majority of the shareholders entitled to vote at such meeting.
     Section 5. Notice of Meetings. Written notice stating the date, time, and place of the meeting shall be given not less than ten nor more than sixty days before the date of any shareholders’ meeting, either by personal delivery, or by telegraph, teletype, or other form of wire or wireless communication, or by facsimile transmission or by mail or private carrier, by or at the direction of the Board of Directors, the President, the Secretary, or other person calling the meeting, to each shareholder entitled to vote at such meeting; provided that such notice must be given to all shareholders with respect to any meeting at which a merger or share exchange is to be considered and in such other instances as required by law. If mailed, such notice shall be deemed to be effective when deposited in the United States mail, correctly addressed to the shareholder at the shareholder’s address as it appears on the current record of shareholders of the corporation, with postage thereon prepaid.
     In the case of a special meeting, the notice of meeting shall include a description of the purpose or purposes for which the meeting is called; but, in the case of an annual or substitute annual meeting, the notice of meeting need not include a description of the purpose or purposes for which the meeting is called unless such a description is required by the provisions of the North Carolina Business Corporation Act.
     When a meeting is adjourned to different date, time, or place, notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before adjournment and if a new record date is not fixed for the adjourned meeting; but if a new record date is fixed for the adjourned meeting (which must be done if the new date is more than 120 days after the date of the original meeting), notice of the adjourned meeting must be given as provided in this section to persons who are shareholders as of the new record date.
     Section 6. Waiver of Notice. Any shareholder may waive notice of any meeting before or after the meeting. The waiver must be in writing, signed by the shareholder, and delivered to the corporation for inclusion in the minutes or filing with the corporate records. A shareholder’s attendance, in person or by proxy, at a meeting: (a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder or his proxy at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder or his proxy objects to considering the matter before it is voted upon.
     Section 7. Shareholder’s List. Before each meeting of shareholders, the Secretary-of-the corporation shall prepare an alphabetical list of the shareholders entitled to notice of such meeting. The list shall be arranged by voting group (and within each voting by class or series of shares) and show the address of and number of shares held by each shareholder. The list shall be kept on file at the principal office of the corporation, or at a place identified in the meeting notice in the city where the meeting will be held, for the period beginning two business days after notice of the meeting is given and continuing through the meeting, and shall be subject to inspection by any shareholder, his agent or attorney, at any time during the meeting or any adjournment thereof.
     Section 8. Voting Group. All shares or one or more classes or series that under the Articles of Incorporation or the North Carolina Business Corporation Act are entitled to vote and be counted together collectively on a matter at a meeting of shareholders constitute a voting group. All shares entitled by the Articles of Incorporation or the North Carolina Business Corporation Act to vote generally on a matter are for that purpose a single voting group. Classes or series of shares shall not be entitled to vote separately by voting group unless expressly authorized by the Articles of Incorporation or specifically required by law.
     Section 9. Quorum. Shares entitled to vote as a separate voting group may take action at the meeting only if a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.
     Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.
     In the absence of a quorum at the opening of any meeting or shareholders, such meeting may be adjourned from time to time by the vote of a majority of the votes case on the motion to adjourn; and, subject to the provisions of Section 5 of this Article II, at any adjourned meeting any business may be transacted that might have been transacted at the original meeting if a quorum exists with respect to the matter proposed.
     Section 10. Proxies. Shares may be voted either in person or by. one or more proxies authorized by a written appointment of proxy signed by the shareholder or by his duly authorized attorney. in fact. An appointment of proxy is valid for eleven months from the date of its execution, unless a different period is expressly provided in the appointment form.
     Section 11. Voting of Shares. Subject to the provisions of the Articles of Incorporation, each outstanding share shall, be entitled to one vote on each matter voted on at a meeting of shareholders.
     Except in the election of Directors as governed by the provisions of section 3 of Article III, if a quorum exists, action on a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater vote is required by law or the article of Incorporation or these By-Laws.
     Absent special circumstances, shares of the corporation are not entitled to vote if they are owned, directly or indirectly, by another corporation in which the corporation owns, directly or indirectly, a majority of the shares entitled to vote for Directors of the second corporation; provided that this provision does not limit the power of the corporation to vote its own shares held by it in a fiduciary capacity.
     Section 12. Informal Action by Shareholders. Any action that is required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if one or more written consents, describing the action so taken, shall be signed by all of the shareholders who would be entitled to vote upon such action at a meeting, and delivered to the corporation for inclusion in the minutes or filing with the corporate records.
     If the corporation is required by law to give notice to non-voting shareholders of action to be taken by unanimous written consent of the voting shareholders, then the corporation shall give the non-voting shareholders, if any, written notice of the proposed action at least ten days before the action is taken.
ARTICLE III
Board of Directors
     Section 1. General Powers. The property, affairs and business of the corporation shall be managed by the Board of Directors.
     Section 2. Number, Term and Qualifications. The number of Directors constituting the Board of Directors shall not be fewer than three, except that if and so long as all of the shares of the corporation are owned of record by either one or two shareholders, the number of record by either one or two shareholders, the number of Directors may be fewer than three but not fewer than the number of such shareholders. The authorized number of Directors, within the limits above specified, shall be determined by the affirmative vote of a majority of the whole Board given at a regular or special meeting of the Board of Directors; provided that if the number so determined is to be increased, or decreased, notice of the proposed increase or decrease shall be included in the notice of such meeting. Each Director shall hold office for a period of one year or until his death, resignation, retirement, removal, disqualification. Directors need not be residents of the State of North Carolina or shareholders or the corporation.
     Section 3. Election of Directors. Except as provided in Section 5 of this Article, the Directors shall be elected at the annual meeting of shareholders and the persons who shall receive the highest number of votes shall be the elected Directors. If prior to voting for the election of Directors demand therefor shall be made by or on behalf of any shares entitled to vote at such meeting, the election of Directors shall be by ballot.
     Section 4. Removal of Directors. The Board of Directors or any individual director may be removed from office, with or without cause, by a vote of shareholders holding a majority of the shares entitled to vote at an election of Directors. A Director may not be removed by the shareholders at a meeting unless the notice of the meeting states that the purpose, or one of the purposes, of the meeting is removal of the Director. If any or all Directors are so removed, new Directors may be elected at the same meeting.
     Section 5. Vacancies. A vacancy in the Board of Directors created by an increase in the authorized number of Directors shall be filled only by election at. an annual meeting of shareholders or at a special meeting of shareholders called for that purpose. Any vacancy in the Board of Directors created other than by an increase in the number of Directors may be filled by a majority of the remaining Directors, though less than a quorum, or by the sole remaining director. The shareholders may elect a director at any time to fill any vacancy not filled by the Directors. In the event of the resignation of a director to take effect at a future date either the Board of Directors or the shareholders, at any time after tender of such resignation, may elect a successor to such director to take office as of the effective date of such resignation.
     Section 6. Compensation of Directors. The Board of Directors may cause the corporation to compensate Directors for their services as Directors and may provide for the payment by the corporation of all expenses incurred by Directors in attending regular and special meetings of the Board.
     Section 7. Chairman of the Board. There may be a Chairman of the Board of Directors elected by the Directors from their number at our meeting of the Board. The Chairman shall preside at all meetings of the Board of Directors and perform such other duties as may be directed by the Board.
ARTICLE IV
Meetings of Directors
     Section 1. Regular Meetings. A regular annual meeting of the Board of Directors may be held immediately after the annual meeting of shareholders and if not then held shall be held within a reasonable time thereafter. In addition, the Board of Directors may provide, by resolution, for additional regular meeting.
     Section 2. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, if any, the President or any two (2) Directors.
     Section 3. Place of Meetings. All meetings of the Board of Directors shall be held at the principal office of the corporation except that such meetings may be held at such other place, within or outside the State of North Carolina as may be designated in a duly executed waiver of notice of such meeting or as may be otherwise agreed upon in advance of the meeting by a majority of the Directors.
     Section 4. Notice of Meetings. Regular meetings of the Board of Directors may be held without notice. Special meetings shall be called on not less than two (2) days’ prior notice. Notice of a special meeting need not state the purpose thereof and such notice shall be directed to each director at his residence or usual place of business by mail, cable, telegram or personal delivery or other usual means of communication. The presence of a director at a meeting shall constitute a waiver of notice of that meeting except only when such director attends the meeting solely for the purpose of objecting to the transaction of any business thereat, on the ground that the meeting has not been lawfully called, and does not otherwise participate in such meeting.
     Section 5. Quorum and Manner of Acting. A majority of the number of Directors fixed by these By-Laws as: the number of Directors of the corporation shall constitute a quorum for the transaction of any business at any meeting of the. Board of Directors. Except as otherwise expressly provided in this section, the act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The vote of a majority of the number of Directors fixed by these By-Laws. as the number of Directors of the corporation shall be required to adopt a resolution appointing the Executive Committee, and the vote of a majority of the Directors then holding office shall be required to adopt, amend or repeal a by-law or to dissolve the corporation pursuant to the provisions of the North Carolina Business Corporation Act.
     Section 6. Presumption of Assent. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless: (a) he objects at the beginning of the meeting, or promptly upon his arrival, to holding it or to transacting business at the meeting; or (b) his dissent or abstention from the action taken is entered in the minutes of the meeting; or (c) he files written notice of his dissent or abstention with the presiding officer of the meeting before its adjournment or with the corporation immediately after the adjournment of the meeting. Such right of dissent or abstention is not available to a director who votes in favor of the action taken.
     Section 7. Action Without Meeting. Action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one or more written consents signed by each director before or after such action, describing the action taken, and included in the minutes or filed with the corporate records.
     Section 8. Committees of the Board. The Board of Directors may create an Executive Committee and other committees of the board and appoint members of the Board of Directors to serve on them. The creation of a committee of the board and appointment of members to it must be approved by the greater of: (a) a majority of the number of directors in office when the action is taken or (b) the number of Directors required to take action pursuant to Section 5 of this Article IV. Each committee of the board must have two or more members and, to the extent authorized by law and specified by the Board of Directors, shall have and may exercise all of the authority of the Board of Directors in the management of the corporation. Each committee member serves at the pleasure of the Board of Directors. The provisions in these By-Laws governing meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors apply to committees of the board established under this section.
     Section 9. Resignations. Any director may resign at any time by giving written notice to the President or the Secretary of the corporation. Such resignation shall take effect at the time specified therein, of if no time is specified therein, at the time such resignation is receive by the President or Secretary of the corporation unless it shall be necessary to accept such resignation before it comes effective, in which event the resignation shall take effect upon its acceptance by the Board of Directors. Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective.
ARTICLE V

Indemnification
     Section 1. Expenses and Liabilities. The corporation shall have the power to indemnify any present or former Director, officer, employee or agent or any person who has served or is serving in such capacity at the request of the corporation in any other corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan, with respect to any liability or litigation expense, including reasonable attorney’s fees, incurred by any such person to the extent and upon the terms and conditions provided by law.
     To the extent and upon the terms and conditions provided by law, the corporation shall indemnify any and all of its officers and Directors against liability and litigation expense, including reasonable attorney’s fees, arising out of their status as such or their activities in any of the foregoing capacities (excluding, however, liability or litigation expense which any of the foregoing may incur on account of his activities which were at the time taken known or believed by him to be clearly in conflict with the best interests of the corporation), and said officers and Directors shall be entitled to recover from the corporation, and the corporation shall pay, all reasonable costs, expenses, and attorneys’ fees in connection with the enforcement of rights to indemnification granted herein. Any person who at time after the adoption of this By-Law serves or has served in either of the aforesaid capacities for or on behalf of the corporation shall be deemed to be doing or to have done so in reliance upon and as consideration for the right of indemnification provided herein. Such right shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other right to which such person may be entitled apart from the provisions of this By-Law.
     Section 2. Advance Payment of Expenses. Expenses incurred by a Director, officer, employee, or agent in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case or as authorized or required under any charter or By-Law provision or by any applicable resolution or contract upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation against such expenses.
     Notwithstanding the provisions of the preceding paragraph, the corporation shall, upon receipt of an undertaking by or on behalf of the Director or officer involved to repay the expenses described in Article V, Section 1, Paragraph 2 unless it shall ultimately be determined that he is entitled to be indemnified by the corporation against such expenses, pay expenses incurred by such Director or officer in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding.
     Section 3. Insurance. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan against any liability asserted against him and benefit plan against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.
ARTICLE VI
Officers
     Section 1. Number of Officers. The officers of the corporation shall be a President, one (1) or more Vice Presidents, a Secretary and a Treasurer, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article VI. Any two (2) offices or more may be held by one (1) person, except the offices of President and Secretary, but no officer shall sign or execute any document in more than one (1) capacity.
     Section 2. Election, Term of Office and Qualifications. Each officer, except such officers as may be appointed in accordance with the provisions of section 3 of this Article VI, shall be chosen by the Board of Directors and shall hold office until the annual meeting of the Board of Directors held next after his election or until his successor shall have been duly chosen and qualified or shall have been removed from office.
     Section 3. Subordinate Officers and Agents. The Board of Directors from time to time may appoint officers or agents, each of whom shall hold office for such period, have such authority, and perform such duties as the Board of Directors from time to time may determine. The Board of Directors may delegate to any officer or agent the power to appoint any subordinate officer or agent and to prescribe his respective authority and duties.
     Section 4. Removal. The officers specifically designated in Section 1 of this Article VI maybe removed, either with or without cause, by vote of a majority of the whole Board of Directors at a special meeting of the Board called for that purpose. The officers appointed in accordance with the provisions of Section 3 of this Article VI may be removed, either with or without cause, by the Board of Directors, by a majority vote of the Directors present at any meeting, or by any officer or agent upon whom such power of removal may be conferred by the Board of Directors. The removal of any person from office shall be without prejudice to the contract rights, if any, of the person so removed.
     Section 5. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors or to the President or the Secretary of the corporation, or if he was appointed by an officer or agent in accordance with Section 3 of this Article VI by giving written notice to the officer or agent who appointed him. Any such resignation shall taken effect upon its being accepted by the Board of Directors or by the officer or agent appointing the person so resigning.
     Section 6. Vacancies. A vacancy in any office because of death, resignation, removal or disqualification, or any other cause, shall be filled for the unexpired portion of the term in the manner prescribed by these by-laws for regular appointments or elections to such offices.
     Section 7. President. The president shall be the principal executive officer of the corporation, and, subject to the instructions of the Board of Directors, shall have general charge of the business, affairs and property of the corporation and control over its other officers, agents and employees. He shall preside at all meetings of the shareholders. The President shall do and perform such other duties as from time to time may be assigned to him by the Board of Directors.
     Section 8. Vice President. At the request of the President, or in his absence or disability, the Vice President, and if there be more than one (1) Vice President, the Vice President designated by the Board of Directors, or in the absence of such designation, the Vice President designated by absence of such designation, the Vice President designated by the President, shall perform all the. duties of the President and when so acting shall have all the powers of and be subject to all restrictions upon the President. The Vice Presidents shall perform such other duties and have such authority as from time to time may be assigned to them by the Board of Directors.
     Section 9. Secretary. The Secretary shall keep the minutes of the meetings of shareholders and of the Board of Directors, and shall see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law. He shall be custodian of the records, books, reports, statements, certificates and other documents of the corporation and of the seal of the corporation, and see that the seal is affixed to all share certificates prior to their issuance and to all documents requiring such seal. In general, he shall perform all duties and he shall perform such other duties and have such other authority as from time to time may be assigned to him by the Board of Directors.
     Section 10. Treasurer. The Treasurer shall have supervision over the funds, securities, receipts and disbursements of the corporation. He shall keep full and accurate accounts of the finances of the corporation in books especially provided for that purpose, and he shall cause a true statement of its assets and liabilities, as of the close of each fiscal year, and of the results of its operations and of changes including particulars as to convertible securities then outstanding, to be made and filed at the registered or principal office of the corporation within four (4) months after the end of such fiscal year. The statement so filed shall be kept (10) years and the Treasurer shall mail or otherwise deliver a copy of the latest such statement to any shareholder upon his written request for the same. He shall in general perform all duties have all authority incident to the office of Treasurer and shall perform such other duties and have such other authority as from time to time may be assigned or granted to him by the Board of Directors. He may be required to give a bond for the faithful performance of his duties in such form and amount as the Board of Directors may determine.
     Section 11. Duties of Officers May Be Delegated. In case of the absence of any officer of the corporation or for any other reason that the Board may deem sufficient, the Board may delegate the powers or duties of such officer to any other officer or to any director for the time being provided a majority of the entire Board of Directors concurs therein.
     Section 12. Salaries of Officers. No officer of the corporation shall be prevented from receiving a salary as such officer or from voting thereon by reason. of the fact that he is also a director of the corporation. The salaries of the officers of the corporation, including such officers as may be Directors of the corporation, shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any officer who has been given power to appoint subordinate officers or agents, as provided in Section 3 of this Article VI, the authority to fix the salaries or other compensation of any such officers or agents appointed by him.
ARTICLE VII
Contracts, Loans, Deposits, Checks, Drafts, Etc.
     Section 1. Contracts. Except as otherwise provided in these by-laws the Board of Directors may authorize any officer or officers, agent or agents to enter into any contract or to execute or deliver any instrument on behalf of the corporation, and such authority may be general or confined to specific instances.
     Section 2. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name, unless and except as authorized by the Board of Directors. Any officer or agent of the corporation thereunto so authorized may effect loans or advances for the corporation and for such loans and advances may make, execute and deliver promissory notes, bonds, or other evidences of indebtedness of the corporation. Any such officer or agent, when thereunto so security for the payment of any and all loans, advances, property and all stocks, bonds, other securities and other personal property at any time held by the corporation, and to that end may endorse, assign and deliver the same, and to every act and thing necessary or proper in connection therewith. Such authority may be general or confined to specific instances.
     Section 3. Deposits. All funds of the corporation shall be deposited from time to time to the credit of the corporation in such banks or trust companies or with such bankers or other depositories as the Board of Directors may select, or as may be selected by any officer or officers, agent or agents of the corporation to whom such power may from time be given by the Board of Directors.
     Section 4. Checks, Drafts, Etc. All notes, drafts, acceptance checks and endorsements or other evidences of indebtedness shall be signed by the President or a Vice President and by the Secretary or the Treasurer, or in such other manner as the Board of Directors from time to time may determine. Endorsements for deposit to the credit of the corporation in any of its duly authorized depositories will be made by the President or Treasurer or by any officer or agent who may be designated by resolution of the Board of Directors in such manner as such resolution may provide.
     Section 5. Proxies. Any share in any other corporation which may from time to time be held by the corporation may be represented and voted at any meeting of shareholders of such other corporation by any person or persons thereunto authorized, by the President or a Vice President or by any proxy appointed in writing by the President or a Vice President.
ARTICLE VIII

Certificates for Shares and Their Transfer
     Section 1. Certificates for Shares. Certificates for shares of the corporation shall be in such form as shall be approved by the Board of Directors. They shall be singed by the President or a Vice President and by the Secretary or the Treasurer and sealed with the seal of the corporation, which seal may be a facsimile, engraved or printed.
     Section 2. Transfers of Shares. A book shall be kept containing the names, alphabetically arranged, of all shareholders of the corporation, showing their places of residence, the number of shares held by them respectively, the time when they respectively became owners thereof and the amount paid thereon. Transfers of the shares of the corporation shall be made on the books of the corporation at the direction of the record holder thereof or his attorney thereunto duly authorized by a power of attorney duly executed and filed with the Secretary, or with the transfer agent, if any, for such shares properly endorsed. The corporation shall be entitled to treat the holder of record of any share or shares as the holder and owner thereof and shall not be bound to recognize any legal, equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of North Carolina.
     Section 3. Lost or Destroyed Certificates. The holder of any share or shares of the corporation shall immediately notify the corporation of any loss, destruction, theft or mutilation of the certificate therefor and the corporation, with the approval of the Board of Directors, may issue a new certificate for such share or shares in the place of such notification theretofore issued by it alleged to have been lost, destroyed, stolen or mutilated or his legal representative to give the corporation and its transfer agent and its registrar, if any, before the issuance of such new certificate, a bond of sureties as the Board of Directors may direct or the Board, by resolution reciting that circumstances justify such action, may authorize the issuance of such new certificate without requiring bond.
     Section 4. Regulations. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance and transfer of certificates for shares of the corporation and may appoint transfer agents or registrars, or both, and may require all certificates of stock to bear the signature of either or both.
     Section 5. Closing Transfer Books and Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividends, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the share transfer books shall be closed for a stated period but not to exceed, in any case, fifty (50) days. If the share transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the share transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such record date in any case to be not more than fifty (50) days and, in case of a meeting of shareholders, not less than ten (10) days immediately preceding the date or which the particular action, requiring such determination of shareholders, is to be taken.

If the share transfer books are not closed and no record date is fixed for the determination of shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted as the case may be shall be the record date for such determination of shareholders.
ARTICLE IX
General Provisions
     Section 1. Corporate Seal. The corporate seal shall be in such form as shall be approved from time to time by the Board of Directors.
     Section 2. Fiscal Years. The fiscal year of the corporation shall be established by resolution of the Board of Directors.
     Section 3. Waiver of Notice.. Whenever any notice is required to be given to any shareholder or director under the provisions of the North Carolina Business Corporation Act or under the provisions of the Articles of Incorporation or By-Laws of this corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.
     Section 4. Amendments. Except as otherwise provided in the Articles of Incorporation or by law, these By-Laws may be amended or repealed and new By-Laws may be adopted by the Board of Directors.
     No By-Law adopted, amended, or repealed by the shareholders shall be readopted, amended, or repealed by the Board of Directors, unless the Articles of Incorporation or a -By-Law adopted the shareholders authorizes the Board of Directors to adopt, amend, or repeal that particular By-Law or By-laws generally.
     Section 5. Definitions. Unless the context otherwise requires, terms used in these By-Laws shall have the meanings assigned to them in the North Carolina Business Corporation Act to the extent defined therein.
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